UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2007

CYTOMEDIX, INC.
(Exact name of registrant as it appears in its charter)

Delaware	001-32518	23-3011702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 Hungerford Drive, Suite 330
Rockville, Maryland 20850
(Address of principal executive offices and zip code)

240-499-2680
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 12, 2007, Cytomedix, Inc., a Delaware corporation (the “Registrant”), engaged PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm to audit the Registrant’s financial statements and to perform reviews of interim financial statements.

Also, effective as of April 12, 2007, the Registrant elected not to re-appoint L J Soldinger Associates, LLC, the Registrant’s former independent registered public accounting firm, for 2007. The reports of L J Soldinger Associates LLC on the financial statements of the Registrant as of and for the years ended December 31, 2006 and 2005, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audit for the fiscal years ended December 31, 2006 and 2005, and through April 12, 2007, there have been no disagreements with L J Soldinger Associates LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of L J Soldinger Associates LLC would have caused it to make reference to such matters in its reports on the financial statements for such periods. During the fiscal years ended December 31, 2006 and 2005, and through April 12, 2007, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

There has been no consultation with PwC regarding the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on the Registrant’s financial statements. There has been no written report or oral advice provided by PwC that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following Exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

Exhibit 16.1	Letter from L J Soldinger Associates LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOMEDIX, INC.

By:	/s/ Andrew Maslan
Andrew Maslan
Chief Financial Officer

Date: April 13, 2007